Exhibit 99.1

Press Release

National Mentor Holdings, Inc. Announces Second Quarter Ended March 31, 2014 Results

BOSTON, Massachusetts, May 14, 2014 – National Mentor Holdings, Inc. (the “Company”) today announced its financial results for the second quarter ended March 31, 2014.

Second Quarter Results

Revenue for the quarter ended March 31, 2014 was $309.8 million, an increase of $14.2 million, or 4.8%, over revenue for the quarter ended March 31, 2013. Revenue increased $7.0 million from organic growth, including growth related to new programs, and $7.2 million from acquisitions that closed during and after the three months ended March 31, 2013.

Income from operations for the quarter ended March 31, 2014 was $15.1 million, an increase of $4.4 million as compared to income from operations for the quarter ended March 31, 2013. Net loss for the quarter ended March 31, 2014 was $11.5 million compared to a net loss of $7.8 million for the quarter ended March 31, 2013.

Pro Forma Adjusted EBITDA1 for the quarter ended March 31, 2014 was $33.6 million, an increase of $3.6 million, or 12.1%, as compared to Pro Forma Adjusted EBITDA for the quarter ended March 31, 2013. Pro Forma Adjusted EBITDA increased due to organic growth and acquisitions closed since March 31, 2013 as well as expense leveraging and cost containment efforts. The growth in Pro Forma Adjusted EBITDA was partially offset by the increase in occupancy expense. Adjusted EBITDA margin1 increased to 10.9% for the quarter ended March 31, 2014 from 10.3% for the quarter ended March 31, 2013.

Year-to-Date Results

Revenue for the six months ended March 31, 2014 was $617.3 million, an increase of $28.1 million, or 4.8%, over revenue for the six months ended March 31, 2013. Revenue increased $18.1 million from organic growth, including growth related to new programs, and $10.0 million from acquisitions that closed during and after the six months ended March 31, 2013.

Income from operations for the six months ended March 31, 2014 was $28.2 million, an increase of $9.7 million as compared to income from operations for the six months ended March 31, 2013. Net loss was $16.2 million for the six months ended March 31, 2014 and 2013.

Pro Forma Adjusted EBITDA for the six months ended March 31, 2014 was $66.0 million, an increase of $6.7 million, or 11.3%, as compared to Pro Forma Adjusted EBITDA for the six months ended March 31, 2013. Pro Forma Adjusted EBITDA increased due to organic growth and acquisitions closed since March 31, 2013 as well as expense leveraging and cost containment efforts. The growth in Pro Forma Adjusted EBITDA was partially offset by the increase in occupancy expense. As a result, Adjusted EBITDA margin increased to 10.6% for the six months ended March 31, 2014 from 10.2% for the six months ended March 31, 2013.

The reported results are available on the Company’s investor relations web site at www.tmnfinancials.com. The password “results” is required in order to access this site. In addition, National Mentor Holdings, Inc. will hold a conference call Friday, May 16, 2014 at 11:00 a.m. ET to discuss its financial results. The call will be broadcast live on the web at www.tmnfinancials.com and at www.fulldisclosure.com. A rebroadcast of the call will be available on both web sites until 5:00 p.m. ET on Friday, May 23, 2014. Those wishing to participate in the May 16 conference call by telephone are required to email their name and affiliation to dwight.robson@thementornetwork.com for dial-in information.

About the Company

National Mentor Holdings, Inc., which markets its services under the name The MENTOR Network, is a leading provider of home and community-based health and human services to adults and children with intellectual and/or developmental disabilities, acquired brain injury and other catastrophic injuries and illnesses; and to youth with emotional, behavioral and/or medically complex challenges. The MENTOR Network’s customized service plans offer its clients, as well as the payors for these services, an attractive, cost-effective alternative to health and human services provided in large, institutional settings. The MENTOR Network provides services to clients in 36 states.

Forward-Looking Statements

From time to time, the Company may make forward-looking statements in its public disclosures. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, although they are inherently uncertain and difficult to predict. The forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such forward-looking statements, including the risks and uncertainties disclosed under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

[1]	Pro Forma Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. See “Non-GAAP Financial Measures” below.

Non-GAAP Financial Measures

This earnings release includes a presentation of Pro Forma Adjusted EBITDA, which is a non-GAAP financial measure. Pro Forma Adjusted EBITDA is defined as net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, exclusive of discontinued operations, further adjusted to add back certain non-cash charges, fees under the management agreement with the Company’s equity sponsor, proceeds of business insurance, transaction bonuses, certain expenses incurred under indemnification or refunding provisions for acquisitions, severance costs and relocation costs and deductions attributable to minority interests, non-cash compensation expense, income tax credits to the extent not netted, non-cash income and interest income and gains on interest rate hedges, unusual or non-recurring income or gains, unusual or non-recurring losses, operating losses from new starts, business optimization expenses, further adjusted for EBITDA of acquired businesses on a pro forma basis and EBITDA of sold businesses.

This earnings release also includes a presentation of Adjusted EBITDA Margin, which is a non-GAAP financial measure. Adjusted EBITDA Margin is defined as (i) Pro Forma Adjusted EBITDA, less the pro forma portion of EBITDA relating to acquired businesses, divided by (ii) consolidated revenue, less revenue related to unprofitable new starts. These adjustments are made to better reflect the performance of the Company’s core business and acquired companies, excluding new starts that are unprofitable.

Pro Forma Adjusted EBITDA and Adjusted EBITDA Margin are presented because they are important measures used by management to assess financial performance, and management believes they provide a more transparent view of the Company’s operating performance and operating trends. The Company’s business strategy has been to pursue growth primarily through acquisitions and new program starts and, more recently, to improve margin. As part of this strategy, the Company increased spending on new starts substantially and more recently such increased spending has moderated, but is well above historical norms. As a result, the Company believes its presentation of Pro Forma Adjusted EBITDA and Adjusted EBITDA Margin provides additional information investors can use to assess the Company’s progress on its goals. The Company also believes these measures are useful to investors in assessing financial performance because these non-GAAP financial measures are similar to the metrics used by investors and other interested parties when comparing companies in the Company’s industry that have different capital structures, debt levels and/or tax rates. Furthermore, Pro Forma Adjusted EBITDA closely correlates to the EBITDA measure used in the Company’s senior credit agreement. Reconciliations of net income (loss) to Pro Forma Adjusted EBITDA and Adjusted EBITDA Margin data are presented within the tables below.

Pro Forma Adjusted EBITDA and Adjusted EBITDA Margin do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While Pro Forma Adjusted EBITDA and Adjusted EBITDA Margin are frequently used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. Pro Forma Adjusted EBITDA and Adjusted EBITDA Margin should be reviewed in conjunction with the Company’s financial statements filed with the SEC.

Selected Financial Highlights

($ in thousands)

(unaudited)

	Three Months Ended March 31		Six Months Ended March 31

	2014	2013	2014	2013
Statements of Operations Data:
Net revenue	$309,815	$295,571	$617,297	$589,207
Cost of revenue (exclusive of depreciation expense shown separately below)	242,483	232,053	484,335	465,775
General and administrative expenses	35,660	37,209	72,141	73,865
Depreciation and amortization	16,605	15,637	32,670	31,145

Income from operations	15,067	10,672	28,151	18,422
Management fee of related party	(354)	(329)	(699)	(665)
Other income, net	31	397	377	735
Extinguishment of Debt	(14,699)	—	(14,699)	—
Interest income	108	71	137	76
Interest expense	(17,451)	(19,342)	(36,952)	(38,947)

Loss from continuing operations before income taxes	(17,298)	(8,531)	(23,685)	(20,379)
Benefit for income taxes	(5,779)	(3,285)	(7,453)	(6,784)

Loss from continuing operations	(11,519)	(5,246)	(16,232)	(13,595)
Loss from discontinued operations, net of tax	(1)	(2,589)	22	(2,614)

Net loss	$(11,520)	$(7,835)	$(16,210)	$(16,209)

Additional financial data:
Program rent expense	$10,503	$9,499	$20,679	$18,798

Reconciliation of Non-GAAP Financial Measures

($ in thousands)

(unaudited)

	Three Months Ended March 31		Six Months Ended March 31

	2014	2013	2014	2013
Reconciliation from Net loss to Pro Forma Adjusted EBITDA:
Net loss	$(11,520)	$(7,835)	$(16,210)	$(16,209)
Benefit for income tax	(5,779)	(3,285)	(7,453)	(6,784)
Interest expense, net	17,343	19,271	36,815	38,871
Depreciation and Amortization	16,605	15,637	32,670	31,145
Extinguishment of debt	14,699	—	14,699	—
Loss from discontinued operations, net of tax	1	2,589	(22)	2,614
PL/GL Tail Reserve (1)	—	—	—	2,427
Management fee of related party (2)	354	329	699	665
Transaction-related costs, fees and expenses (3)	388	204	993	376
Stock-based compensation (4)	37	62	57	233
Loss (gain) on disposal of assets	(137)	(75)	(116)	77
Non-cash impairment (5)	—	—	—	72
Operating losses from new starts (6)	1,525	3,069	2,860	5,720
Business Optimization expenses	—	47	105	128
Acquired EBITDA (7)	115	—	951	22

Pro Forma Adjusted EBITDA	$33,631	$30,013	$66,048	$59,357

	Three Months Ended March 31		Six Months Ended March 31

	2014	2013	2014	2013
Margin Data:
Consolidated Revenue	$309,815	$295,571	$617,297	$589,207
Less: Revenue related to unprofitable new starts (6)	1,139	2,969	2,202	5,820

	308,676	292,602	615,095	583,387

Pro Forma Adjusted EBITDA	33,631	30,013	66,048	59,357
Less: Acquired EBITDA (7)	115	—	951	22

	33,516	30,013	65,097	59,335

Adjusted EBITDA margin	10.9%	10.3%	10.6%	10.2%

(1)	Represents an adjustment to our tail reserve for professional and general liability claims which is required by ASC 450 for companies that have claims-made insurance.
(2)	Represents management fees incurred for payment to Vestar Capital Partners V, L.P.
(3)	Represents costs incurred as part of the restructuring of corporate and certain field functions.
(4)	Represents non-cash stock-based compensation expense.
(5)	Represents impairment charges associated with goodwill related to underperforming programs.
(6)	Represents losses from any programs started within 18 months of the end of the period that have operating losses during the period.
(7)	Represents pro forma pre-closing EBITDA with respect to any acquisitions made during the period, based on actual EBITDA reported by the acquired entity or business during the most recent three month period available at the time of acquisition, after giving effect to identified adjustments as a result of the combination, pro-rated for the portion of that three and six month period that falls within the three and six months ended March 31, 2014 and 2013, as applicable, prior to the closing of the acquisition.

Selected Balance Sheet and Cash Flow Highlights

($ in thousands)

(unaudited)

	As of
	March 31, 2014	September 30, 2013
Balance Sheet Data:
Cash and cash equivalents	$19,920	$19,315
Working capital (1)	65,683	58,267
Total assets	1,006,051	1,020,372
Total debt (2)	818,735	803,464
Net debt (3)	748,815	734,149
Shareholder’s deficit	(76,251)	(60,831)

	Six Months Ended
	March 31, 2014	March 31, 2013
Other Financial Data:
Cash flows provided by (used in):
Operating activities	$24,383	$6,940
Investing activities	(26,539)	(14,731)
Financing activities	2,761	11,196
Purchases of property and equipment	(14,358)	(15,375)
Cash paid for acquisitions	(11,828)	(475)

(1)	Calculated as current assets minus current liabilities.
(2)	Includes obligations under capital leases.
(3)	Net debt as defined in the senior credit agreement (total debt, net of cash and cash equivalents and LOC restricted cash of $50 million).

CONTACT: Dwight Robson at 617-790-4293 or dwight.robson@thementornetwork.com.

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